                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
AMEX: WOC


WILSHIRE ENTERPRISES, INC. ANNOUNCES STOCK PURCHASE PROGRAM

JERSEY CITY, N.J., June 3, 2004 -- Wilshire Enterprises, Inc. ("Wilshire" or the "Company") (Amex: WOC) announced today that the Board of Directors approved a resolution authorizing the Company to purchase up to one million (1,000,000) shares of its common stock on the open market, in privately negotiated transactions or otherwise. This purchasing activity may occur from time to time, in one or more transactions.

ABOUT WILSHIRE ENTERPRISES:

Wilshire is an American Stock Exchange listed corporation engaged in the acquisition, ownership and management of real estate properties in Arizona, Florida, Georgia, New Jersey and Texas.

FORWARD-LOOKING STATEMENT:

The non-historical statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to several risks and uncertainties that could cause actual results to differ materially from such projections. Such risks and uncertainties include uncertainties inherent in any attempt to purchase or sell one or more real estate properties at an acceptable price, risks associated with implementing a stock purchase program, environmental risks relating to the Company's real estate properties, competition, the substantial capital expenditures required to fund the Company's real estate operations, market and economic changes in areas where the Company holds real estate properties, interest rate fluctuations, the possibility that business or market factors cause the Company to vary from its current plans, the impact of changing economic conditions, and other risks and uncertainties disclosed in the Company's 2003 Form 10-K filed with the Securities and Exchange Commission.

For stockholder inquiries: please contact Dan Pryor at 201-420-2796.


SOURCE: Wilshire Enterprises (WOC)